Exhibit 99.1

Unofficial translation from Hebrew

Full Name of the Investor: ____________

To:
FIMI Israel Opportunity LP and FIMI Opportunity LP

(The “Shareholder”)

To:
APEX Issuances Ltd. and Phoenix Underwriting Ltd.
(The “Representatives” or “Offer for Sale Managers”)

Re: Offer for Purchase of Shares of TAT Technologies Ltd.

1.
We hereby submit to you an irrevocable offer to purchase from the Shareholder ordinary shares of the Shareholder (the “Shares”) in the amount that will be sold to us in the Offer for Sale, as described below.

Our offer is for the purchase of ____ Shares for a price of NIS ____ per Share, Total consideration in NIS ____.

2.
We hereby confirm that the Shareholder and/or the Representatives may at their sole discretion give us a notice according to which the Shareholder and/or the Representatives will determine whether they accept our offer, in whole or in part, that the Shareholder and/or the Representatives are not obliged to accept our offer, in whole or in part, to conduct a tender, tender-like or other procedure for accepting offers, and no obligation of reasoning will apply to them if they choose not to accept our offer. It is hereby clarified that the Shareholder and/or the Representatives shall be entitled to change the amount of Shares we are obligated to purchase, at their sole discretion, provided that this amount does not exceed the maximum amount specified in this commitment letter (“Acceptance Notice”).

We hereby commit to transfer to the Shareholder the full consideration for our Acceptance Notice, in consideration to the issuance of the Shares. Transfer to the Shareholder – in a transaction to be cleared off the exchange and without financial clearing, through the Company’s Registrar in the US - Equiniti Trust Company (formerly known as AST); and/or in any other acceptable way as instructed by the representatives.

3.
If we do not receive from the Shareholder and/or the Representatives an Acceptance Notice detailing the amount of Shares that will be allocated within the Offer for Sale, within one business day from the date of sending our offer, we will contact you by phone to verify that our offer has been received by you.

4.
In connection with our offer, we undertake, declare and irrevocably confirm that the Shares are purchased by us for ourselves and not for the purpose of distribution or sale to others, not on behalf of or for others. (A TASE-member ordering for its clients who are classified investors will also attach its signature to the attached form designated for this purpose).

5.
We hereby represent and confirm that we are aware of the fact that the company is not a party to this sale and/or to any transaction, and that the Shares that will be sold to us, insofar as they are sold, will be sold without any representations or indemnification (AS IS), free from any debt, foreclosure, encumbrance, and/or other third party rights, except for trading restrictions detailed below.

6.
We hereby represent and confirm that we have the ability, experience and financial, economic and business tools to analyze the viability of investing in the Shares of the Company and asses the risks and prospects of the transaction independently and commit to its execution, and that we have the ability to consider and understand the tax implications relating to the Shares that will be sold to us. The purchase of Shares is being executed on the basis of our inspection and under our sole responsibility, we have not received any information, representations or commitments from the Shareholder, the Company, the Representatives, or anyone on their behalf, including in relation to the Company’s condition.

7.
We are aware that the Offer for Sale of the Shares to us is conditional upon the fulfillment of a number of conditions. The actual transfer of the consideration will be carried out after the fulfillment of the conditions. If the conditions are not fulfilled within 21 business days from the date of receipt of the Acceptance Notice, we will have the right to cancel our order. We will not have any claim against the Shareholder and/or their Representatives and/or officers and/or their proxy and/or any other party, if and to the extent the Offer for Sale does not occur or in the event that some of the conditions are not met.

8.
The transfer and/or sale of Shares authorized to us within the Offer for Sale by the Shareholder on the Tel Aviv Stock Exchange and Nasdaq will be subject to the following: (a) restrictions on resale specified in the Securities Law, 1968 (hereinafter: the “Law”) and the regulations established thereunder. We undertake to comply with the provisions of the Law applicable to holders of securities, including the provisions of Section 15C of the Law and Securities Regulations (Details Regarding Sections 15A to 15C of the Law), 2000, and in particular the provisions of Section 5 of the aforementioned regulations, regarding restrictions on resale, and (b) restrictions on resale in accordance with the provisions of the securities laws of the United States.

9.	We confirm and agree as follows:

A)
We are an Israeli investor who is one of the types of investors listed in the first supplement to the Securities Law 1968 (hereinafter: “Classified Investor” and “Securities Law”) for the purposes of Section 15A(b)(1). We hereby confirm that the terms related to these classifications are met, and we are aware of the meaning of this confirmation and classification as classified investor, and agree to this, and are also aware that the Company, the Shareholder and the Representatives rely on our said approval and consent. We confirm and declare that there are no agreements, either written or oral, between us and a shareholder in the Company, or between us and other classified investors or between us and others, regarding the purchase or sale of securities of the Company or regarding voting rights in the Company.

B)
We are aware that the offer of Shares to investors in Israel is made in accordance with Regulation S (hereinafter: “Regulation S”) established by virtue of the US Securities Act of 1933. Accordingly, we declare that: (1) we are not a U.S. Person within the meaning of Regulation S and are not purchasing the shares on behalf of a U.S. person; (2) we are not located in the United States at the time of submitting the application to purchase the Shares and/or with the intention of making a distribution (within the meaning of such term in the securities laws of the United States).

C)
We acknowledge that the offer of the securities was not made according to a prospectus submitted and/or approved in Israel and/or the United States. The offer of the securities is not an offer to the public of securities in Israel and/or the United States.

D)
We acknowledge that no offer of the Shares or will be made to a person in the United States by the undersigned, any affiliate of the undersigned, or any person acting on their behalf for a period of 40 days from the closing of the sale of the Shares.

E)
We acknowledge that no sale of the Shares will be made by means of a transaction or transactions executed in, on or through the facilities of the TASE or Nasdaq for a period of 40 days from the closing of the sale of the Shares, and neither the undersigned, any affiliate of the undersigned, nor any person acting on their behalf has pre-arranged or will pre-arrange such transaction or transactions with a buyer in the United States nor has or will have any knowledge of any such pre-arrangement, and in no other manner.

F)
We acknowledge that no activity undertaken for the purpose of or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares has been made or will be made by the undersigned, any affiliate or the undersigned, or any person acting on their behalf.

10.
We acknowledge that the Shareholder and/or the Representatives will be entitled to take all appropriate measures to verify, at their sole discretion, as much as possible, that we comply with the conditions of the first addendum to the Law (as defined above) and the conditions stipulated in sections 9(A) and 9(B) above, including by obtaining attorney’s approvals and/or approvals of authorized agencies, and that each of the Shareholder and/or the Representatives will be entitled, as it deems appropriate, to require us to provide the commitments/collaterals for the consideration specified by us in this offer form. Moreover, we also confirm that we acknowledge that if and as required by the Shareholder and/or by the Representatives to convince them that we meet the conditions of the first addendum of the Law and/or the conditions set forth in sections 9(A) and 9(B) above, if we are required by them to provide collateral for our commitment according to this offer form as stated, and if we do not do so to the full satisfaction of the Shareholder and/or the managers of the Offer for Sale, as the case may be, the Shareholder and/or Representatives will be entitled to cancel our offer according to this offer form and we will not have any claim and/or demand and/or claim that with that.

11.
We confirm and declare that we are aware that the Shares have not been registered and are not allocated or sold through a prospectus in accordance with the U.S. securities laws, and the Shares that will be allocated will be restricted shares, as the term is defined in the U.S, securities laws, and that the sale of the Shares will be subject to various transfer restrictions, including those arising from U.S. securities laws.

12.
We confirm that we are aware that the intention to carry out an Offer for Sale and/or the request to receive offers constitutes confidential information, and that the information must not be shared with any other party and/or there shall be no trading in the Sares and/or other securities of the Company before the Shareholder publicly discloses the Offer for Sale, and/or a notice will be given of the cancellation of the intention to carry out the Offer for Sale.

13.
We confirm that we are aware that the Shareholder and/or the Representatives may determine and change the size of the Offer for Sale, as well as postpone and cancel the Offer for Sale of the Shares, all at their sole discretion. Also, we confirm that we are aware that it is possible that the actual allocation within the Offer for Sale will be lower than the total number of Shares that we offered in the offer. In the event that the Shareholder does not respond to our offer, we and/or anyone on our behalf will not have any claim and/or demand against the Shareholder and/or the Representatives and/or their related parties, and/or their managers and/or or their employees and/or consultants and/or anyone on their behalf. We confirm and acknowledge that to the extent that our offer will be approved by the Shareholder, we may be required to sign an updated offer form and/or share purchase agreement relating to the Offer for Sale, and the signing of these documents (as and when required) is a condition for our participation in the Offer for Sale.

14.
We confirm and acknowledge that the Shareholder and/or the Representatives rely on the statements, representations and commitments contained in this offer form, and that the incorrectness of said representations and statements and/or non-compliance with our obligations according to this offer form, may cause the Shareholder and/or the Representatives serious damages.

Date	Name	Signature